CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us in this post effective amendment No. 1 to the registration statement on Form N-1A of the Gateway Fund, the only series of Gateway Trust under the heading “Independent Registered Public Accounting Firm”.

PricewaterhouseCoopers LLP

Boston, Massachusetts

April 28, 2008